Exhibit 99.1

News Release

Wabtec Reports 3Q Results, Updates Guidance; Affirms 2019 GAAP Cash from Operations Target

Pittsburgh, PA, October 31, 2019 – Wabtec Corporation (NYSE: WAB) today reported earnings per diluted share of $0.48 and adjusted earnings per diluted share of $1.03 in the 2019 third quarter (see reconciliation table). The company generated GAAP cash from operations of $124 million for the quarter and affirmed its 2019 GAAP cash from operations guidance of about $900 million. Wabtec also updated its full-year guidance for adjusted sales of about $8.2 billion and adjusted earnings per diluted share to between $4.15 to $4.20.

Rafael Santana, Wabtec’s president and chief executive officer, said: “We delivered a solid operational performance in the third quarter and we remain on track to achieve our full year adjusted earnings and cash flow guidance, despite challenging conditions in the North American freight market. Growth in our aftermarket and services revenues demonstrate the importance of our significant installed base across both freight and transit and the resilience of our business model.

“In addition, as we focus on controlling what we can, we have made significant progress in our integration initiatives and execution of our synergy activities. We have accelerated our cost and synergy actions, giving us strong confidence that we will exceed our synergy target of $250 million before 2022.”

2019 Third Quarter Consolidated Results

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GAAP sales were $2.0 billion; adjusted sales were $2.1 billion including accounting policy harmonization. The increase compared to the year-ago quarter resulted mainly from sales from GE Transportation and higher transit sales partially offset by lower sales in freight components, electronics and unfavorable foreign exchange rates.

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Income from operations was $169 million (8.4% of GAAP sales) and adjusted income from operations was $317 million (15.4% of adjusted sales) which was favorably impacted by original equipment (OE) mix, timing of policy harmonization and seasonality in the locomotive services. Adjusted income from operations included $63 million for non-cash, accounting policy harmonization and excluded pre-tax expenses of $85 million as follows: $69 million for transaction, restructuring and litigation costs, as well as $16 million for one-time, non-cash purchase price accounting charges (see reconciliation table).

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The company also had pre-tax expense of $71 million for non-cash, recurring purchase price accounting charges related to the GE Transportation merger which is not added back to adjusted income from operations.

•	Net interest expense was $58 million, with adjusted net interest expense of $54 million.

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Income tax expense was $23 million for an effective tax rate of 20%. Excluding the net tax benefit from restructuring, transaction costs related to the GE Transportation merger and litigation costs adjusted income tax expense was $67 million for an adjusted effective tax rate of about 25%.

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Earnings per diluted share were $0.48 and adjusted earnings per diluted share were $1.03 (see reconciliation table). Adjusted earnings per diluted share included $0.25 for after-tax non-cash policy harmonization and excluded after-tax expenses of $0.30 as follows: $0.06 for one-time, non-cash purchase price accounting charges; $0.28 for transaction, restructuring and litigation costs, offset by $0.04 from increased tax expense for non-deductible transaction costs (see reconciliation table).

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In addition to the expenses noted above, the company also had after-tax expense of $0.28 per diluted share for non-cash, recurring purchase price accounting charges which is not added back to adjusted earnings per diluted share.

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EBITDA, which Wabtec defines as income from operations plus depreciation and amortization, was $292 million and adjusted EBITDA was $440 million. Adjusted EBITDA included $63 million for policy harmonization and excluded pre-tax expenses of $85 million as follows: $16 million for one-time, non-cash purchase price accounting charges and $69 million for transaction, restructuring and litigation costs (see reconciliation table).

2019 Third Quarter Segment Results

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Freight segment sales of $1.3 billion increased by 231% from the year-ago quarter or $904 million; the increase resulted from acquisitions of $954 million which was partially offset by an organic decrease of $45 million and unfavorable changes in foreign currency exchange rates of $5 million. Freight segment organic sales were negatively impacted by lower sales in freight car components and electronics.

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Freight segment income from operations of $148 million (or 11.4% of segment sales) increased from the year-ago quarter by $69 million mainly as a result of acquisitions. Freight segment income from operations was reduced by $108 million due to the policy harmonization, merger-related and restructuring expenses noted. Excluding those items, Freight segment income from operations as a percent of adjusted sales was 19.0%. Adjusted Freight segment income from operations benefited from seasonality of services and lower mix of OE locomotives due to timing of deliveries.

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Transit segment sales of $706 million increased by 3% from the year-ago quarter or $20 million. The increase resulted from organic sales growth of $44 million and acquisitions of $2 million, which was partially offset by unfavorable changes in foreign currency exchange rates of $26 million. Transit segment sales were positively impacted by growth in both OE and aftermarket components.

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Transit segment income from operations of $56 million (or 7.9% of segment sales) decreased from the year-ago quarter by $5 million as a result of higher restructuring expenses, offset somewhat by higher volume. Excluding restructuring charges of $11 million, Transit segment income from operations as a percent of sales was 9.4%. Adjusted segment income from operations benefited from leverage of higher volume.

Cash Flow Summary

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The company generated cash from operations of $124 million for the third quarter compared to cash used for operations of $30 million in the year-ago quarter, with the increase resulting from higher financial results (net income plus net add-back for non-cash transactions in earnings) and improved working capital performance. In the 2019 third quarter, cash from operations was reduced by about $40 million as a result of costs related to the GE Transportation merger.

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•	At September 30, the company had cash and cash equivalents of $587 million and debt of $4.7 billion.

Backlog

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At September 30, Wabtec’s total, multi-year backlog was $21.9 billion, and its 12-month backlog was $5.7 billion, slightly lower than at June 30 as increased aftermarket orders were more than offset by the timing of OEM orders and changes in foreign currency exchange rates.

2019 Financial Guidance

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Wabtec updated 2019 GAAP sales guidance of about $8.1 billion, GAAP income from operations guidance of about $725 million and GAAP earnings per diluted share guidance to between $2.05 to $2.10 due to refined estimates for purchase price accounting charges and transaction and restructuring costs. Wabtec updated guidance for EBITDA, which Wabtec defines as income from operations plus depreciation and amortization, of about $1.2 billion.

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Wabtec updated 2019 adjusted sales guidance of about $8.2 billion and affirmed guidance for adjusted EBITDA of about $1.6 billion, and adjusted income from operations of about $1.2 billion. Wabtec also updated its guidance for adjusted earnings per diluted share to between $4.15 to $4.20. The adjusted guidance excludes estimated expenses for the GE Transportation merger for transaction and restructuring costs, one-time purchase price accounting charges, and non-cash accounting policy harmonization. Excluding these expenses, the company’s adjusted operating margin target for the full year is about 14% and its adjusted effective tax rate for the full year is expected to be about 24%. This guidance also includes a net synergy benefit of about $20 million for 2019.

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In addition to the expenses noted above, the company also expects after-tax expense of about $0.88 per diluted share for non-cash, recurring purchase price accounting charges which are not added back to adjusted earnings per share.

•	For the year, Wabtec expects GAAP cash flow from operations to be about $900 million including expenses of about $100 million related to the GE Transportation merger.

Conference Call Information

Wabtec will host a call with analysts and investors at 10 a.m., ET, today. To listen via webcast, go to Wabtec’s new website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 412-317-0088 (passcode: 466#).

About Wabtec Corporation

Wabtec Corporation is a leading global provider of equipment, systems, digital solutions and value-added services for freight and transit rail. Drawing on nearly four centuries of collective experience across Wabtec, GE Transportation and Faiveley Transport, the company has unmatched digital expertise, technological innovation, and world-class manufacturing and services, enabling the digital-rail-and-transit ecosystems. Wabtec is focused on performance that drives progress, creating transportation solutions that move and improve the world. The

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freight portfolio features a comprehensive line of locomotives, software applications and a broad selection of mission-critical controls systems, including Positive Train Control (PTC). The transit portfolio provides highly engineered systems and services to virtually every major rail transit system around the world, supplying an integrated series of components for buses and all train-related market segments that deliver safety, efficiency and passenger comfort. Along with its industry-leading portfolio of products and solutions for the rail and transit industries, Wabtec is a leader in mining, marine, and industrial solutions. Based in Pittsburgh, PA, Wabtec has approximately 27,000 employees in facilities throughout the world. Visit: www.WabtecCorp.com

Information about non-GAAP 2019 Financial Information and Forward-Looking Statements

Wabtec’s earnings release and 2019 financial guidance mention certain non-GAAP financial performance measures, including adjusted sales, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted income from operations and adjusted earnings per diluted share. Wabtec defines EBITDA as income from operations plus depreciation and amortization. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this presentation have inherent material limitations as performance measures because they add back certain expenses incurred by the company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the acquisition by Wabtec of GE Transportation (the “GE Transportation merger”) and statements regarding Wabtec’s expectations about future sales and earnings. All statements, other than historical facts, including statements regarding the expected benefits of the transaction, including future financial and operating results, the tax consequences of the GE Transportation merger, and Wabtec’s plans, objectives, expectations and intentions; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not

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be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from GE Transportation merger; (2) uncertainty of Wabtec’s expected financial performance; (3) failure to realize the anticipated benefits of the GE Transportation merger, including as a result of integrating GE Transportation into Wabtec; (4) Wabtec’s ability to implement its business strategy; (5) difficulties and delays in achieving revenue and cost synergies; (6) inability to retain and hire key personnel; (7) evolving legal, regulatory and tax regimes; (8) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, industry consolidation and changes in the financial condition or operating strategies of our customers; (9) changes in the expected timing of projects; (10) a decrease in freight or passenger rail traffic; (11) an increase in manufacturing costs; (12) actions by third parties, including government agencies; and (13) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact

Kristine Kubacki, CFA / Kristine.Kubacki@wabtec.com / 412-450-2033

Wabtec Media Contact

Deia Campanelli / Deia.Campanelli@wabtec.com / 773-297-0482

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)

(UNAUDITED)

	Third	Third	For the	For the
	Quarter	Quarter	Nine Months	Nine Months
	2019	2018	2019	2018
Net sales	$2,001.7	$1,077.8	$5,831.6	$3,245.7
Cost of sales	(1,402.3)	(775.8)	(4,228.5)	(2,308.8)

Gross profit	599.4	302.0	1,603.1	936.9
Gross profit as a % of Net Sales	29.9%	28.0%	27.5%	28.9%

Selling, general and administrative expenses	(292.2)	(146.8)	(842.9)	(465.2)
Engineering expenses	(58.6)	(20.1)	(150.3)	(61.6)
Amortization expense	(79.5)	(9.9)	(172.9)	(30.1)

Total operating expenses	(430.3)	(176.8)	(1,166.1)	(556.9)
Operating expenses as a % of Net Sales	21.5%	16.4%	20.0%	17.2%

Income from operations	169.1	125.2	437.0	380.0
Income from operations as a % of Net Sales	8.4%	11.6%	7.5%	11.7%

Interest expense, net	(57.7)	(23.7)	(160.8)	(75.9)
Other income (expense), net	1.9	1.2	(4.1)	6.0

Income from operations before income taxes	113.3	102.7	272.1	310.1

Income tax expense	(22.7)	(16.6)	(82.6)	(53.2)
Effective tax rate	20.0%	16.2%	30.4%	17.2%

Net income	90.6	86.1	189.5	256.9
Less: Net loss attributable to noncontrolling interest	0.5	1.6	1.5	3.7

Net income attributable to Wabtec shareholders	$91.1	$87.7	$191.0	$260.6

Earnings Per Common Share
Basic
Net income attributable to Wabtec shareholders	$0.48	$0.91	$1.17	$2.71

Diluted
Net income attributable to Wabtec shareholders	$0.48	$0.91	$1.11	$2.70

Basic	189.6	96.2	163.2	95.9

Diluted	191.5	96.6	172.2	96.4

Segment Information
Freight Net Sales	$1,295.7	$391.6	$3,666.1	$1,183.4
Freight Income from Operations	$148.1	$79.4	$375.3	$233.4
Freight Operating Margin	11.4%	20.3%	10.2%	19.7%

Transit Net Sales	$706.0	$686.2	$2,165.5	$2,062.3
Transit Income from Operations	$55.8	$60.7	$185.9	$186.8
Transit Operating Margin	7.9%	8.8%	8.6%	9.1%

Backlog Information (Note: 12-month is a sub-set of total)	September 30, 2019	June 30, 2019
Freight Total	$18,257.6	$18,765.5
Transit Total	3,672.9	3,847.8

Wabtec Total	$21,930.5	$22,613.3

Freight 12-Month	$3,914.2	$3,793.9
Transit 12-Month	1,813.1	2,058.9

Wabtec 12-Month	$5,727.3	$5,852.8

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	Unaudited
	September 30, 2019	December 31, 2018
In millions
Cash and cash equivalents	$587.4	$580.9
Restricted cash	—	1,761.4
Receivables, net	1,673.3	1,146.8
Inventories	1,957.3	844.9
Current assets - other	192.4	115.6

Total current assets	4,410.4	4,449.6
Property, plant and equipment, net	1,622.7	563.8
Goodwill	8,103.2	2,396.5
Other intangibles, net	4,207.0	1,129.9
Other long term assets	557.6	109.4

Total assets	$18,900.9	$8,649.2

Current liabilities	$3,198.9	$1,646.6
Long-term debt	4,633.5	3,792.8
Long-term liabilities - other	1,339.1	340.7

Total liabilities	9,171.5	5,780.1
Shareholders’ equity	9,696.4	2,865.2
Non-controlling interest	33.0	3.9

Total shareholders’ equity	9,729.4	2,869.1

Total Liabilities and Shareholders’ Equity	$18,900.9	$8,649.2

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Unaudited
	Nine Months Ended September 30,
	2019	2018
In millions
Net cash provided by operating activities	$567.7	$38.0
Net cash used for investing activities	(3,109.8)	(104.2)
Net cash provided by financing activities	817.1	1,995.3
Effect of changes in currency exchange rates	(29.9)	(27.1)

(Decrease) increase in cash	(1,754.9)	1,902.0
Cash, cash equivalents, and restricted cash, beginning of period	2,342.3	233.4

Cash, cash equivalents, and restricted cash, end of period	$587.4	$2,135.4

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Third Quarter 2019 Actual Results
		Gross	Operating	Income from	Interest &			Minority	Wabtec
	Net Sales	Profit	Expenses	Operations	Other Exp	Tax	Net Income	Interest	Net Income	EPS
Reported Results	$2,001.7	$599.4	$(430.3)	$169.1	$(55.8)	$(22.7)	$90.6	$0.5	$91.1	$0.48
Restructuring, Transaction, & Litigation costs	—	28.4	40.1	68.5	3.6	(17.4)	54.7	—	54.7	$0.28
One-time PPA	—	16.0	—	16.0	—	(3.9)	12.1	—	12.1	$0.06
Policy Harmonization	51.0	55.0	8.0	63.0	—	(15.2)	47.8	—	47.8	$0.25
Tax on Transaction Costs	—	—	—	—	—	(7.7)	(7.7)	—	(7.7)	$(0.04)

Adjusted Results	$2,052.7	$698.8	$(382.2)	$316.6	$(52.2)	$(67.0)	$197.4	$0.5	$197.9	$1.03

Fully Diluted Shares Outstanding										191.5

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Year-to-Date 2019 Actual Results
		Gross	Operating	Income from	Interest &			Minority	Wabtec
	Net Sales	Profit	Expenses	Operations	Other Exp	Tax	Net Income	Interest	Net Income	EPS
Reported Results	$5,831.6	$1,603.1	$(1,166.1)	$437.0	$(164.9)	$(82.6)	$189.5	$1.5	$191.0	$1.11
Restructuring, Transaction, & Litigation costs	—	28.4	130.4	158.8	21.5	(43.6)	136.7	—	136.7	$0.79
One-time PPA	—	185.0	—	185.0	—	(44.8)	140.2	—	140.2	$0.81
Policy Harmonization	115.0	59.0	17.0	76.0	—	(18.4)	57.6	—	57.6	$0.33
Tax on Transaction Costs	—	—	—	—	—	16.0	16.0	—	16.0	$0.09

Adjusted Results	$5,946.6	$1,875.5	$(1,018.7)	$856.8	$(143.4)	$(173.4)	$540.0	$1.5	$541.5	$3.14

Fully Diluted Shares Outstanding										172.2

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation

2019 Q3 EBITDA Reconciliation

(in millions)				EBITDA (Income from
	Income from			Operations plus Depreciation
	Operations	Depreciation	Amortization	& Amortization)
Consolidated Q3 Actual As Reported	$169.1	$43.4	$79.5	$292.0
Restructuring, Transaction, & Litigation costs	68.5	—	—	68.5
One-time PPA Charges	16.0	—	—	16.0
Policy Harmonization	63.0	—	—	63.0

Adjusted Results	$316.6	$43.4	$79.5	$439.5

Set forth below is a reconciliation of the 2019 guidance to the adjusted guidance included in this press release. We believe that the adjusted guidance provides useful supplemental information to assess our forecasted results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s guidance presented in accordance with GAAP.

Wabtec Corporation

Reconciliation of Guidance to Adjusted Guidance *

(in billions)				EBITDA (Income from
		Income from	Depreciation	Operations plus Depreciation
	Revenue	Operations	& Amortization	& Amortization)
2019 Guidance	$8.1	$0.7	$0.4	$1.2
Restructuring, Transaction, & Litigation costs	—	0.2	—	0.2
One-time PPA Charges	—	0.2	—	0.2
Policy Harmonization	0.1	0.1	—	0.1

2019 Adjusted Guidance	$8.2	$1.2	$0.4	$1.6

*

Net Income and Earnings Per Diluted Share (“EPS”) will be impacted by a variety of uncertainties including revisions to purchase price accounting, final transaction costs, and mix of operations affecting accounting harmonization. The Company does not further reconcile Income from Operations to Net Income due to the inherent difficulty, without unreasonable efforts, in forecasting and quantifying with reasonable accuracy the foregoing significant items required for the reconciliation. On a GAAP basis, Net Income is estimated to range from $362 million to $372 million, with an EPS range of $2.05 to $2.10. On an adjusted basis, Net Income is estimated to range from $735 million to $745 million, and EPS of $4.15 to $4.20.